     As filed with the Securities and Exchange Commission on February 13, 1998
                                                 Registration No. 333-_____

=============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------
                               CHEVRON CORPORATION
             (Exact name of registrant as specified in its charter)

                Delaware                                 94-0890210
         (State or other juris-                         (I.R.S. Employer
        diction of incorporation)                    Identification No.)

            575 Market Street                               94105
            San Francisco, CA                             (Zip Code)
          (Address of principal
            executive offices)

         Chevron Corporation 1998 Broad-Based Nonqualified Stock Option
                    Program for U.S. Dollar Payroll Employees
                            (Full title of the plan)
            Lydia I. Beebe                             Copy to:
         Chevron Corporation                         Terry M. Kee
          575 Market Street                          Linda P. Shih
       San Francisco, CA  94105               Pillsbury Madison & Sutro LLP
            (415) 894-7700                           P.O. Box 7880
      (Name, address and telephone           San Francisco, California 94120
       number of agent for service)                  (415) 983-1000



                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------

                                                        Proposed maximum          Proposed maximum              Amount of
Title of securities                 Amount to be         offering price              aggregate                registration
to be registered                     registered           per share                offering price                  fee
-------------------                --------------       -----------------         ----------------            --------------
Common Stock,
  par value $1.50 per share          4,200,000               $76.31               $320,502,000.00               $94,551.19
----------------------------------------------------------------------------------------------------------------------------
Rights to purchase
  Preferred Stock(1)                 4,200,000                N/A                       N/A                       N/A
----------------------------------------------------------------------------------------------------------------------------

Total Registration Fee                  N/A                   N/A                       N/A                     $94,551.19
============================================================================================================================


(1) Associated with the Common Stock are Rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.


                         ------------------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

Item 1.  Program Information.*


Item 2.  Registrant Information and Employee Program Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                  (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 1997; the Registrant's Current Reports on Form 8-K filed on January 24, 1997, June 18, 1997, December 22, 1997, January 29, 1998, and February 3, 1998.

                  (c) The Registrant's By-Laws, as amended July 27, 1994, containing a description of the common stock, filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter and six month period ended June 30, 1994; the Rights Agreement dated as of November 22, 1988 between the Registrant and Manufacturers Hanover Trust Company of California, as Rights Agent, containing a description of the Rights to purchase Preferred Stock, filed as Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated November 22, 1988; and Amendment No. 1 dated as of December 7, 1989 to the Rights Agreement dated as of November 22, 1988 between the Registrant and Manufacturers Hanover Trust Company of California as Rights Agent, filed as Exhibit 4.0 to the Registrant's Current Report on Form 8-K dated December 7, 1989.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article IX of Chevron's restated Certificate of Incorporation provides as follows:

         "1. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

         2. To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person was or is a Corporate Servant.

         3. In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article IX, which shall be enforceable as contract rights and inure to the benefit of heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article IX shall adversely affect any right existing at the time of such repeal or modification.

         4. The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defendant Proceedings and to purchase and maintain insurance on their behalf whether or not the Corporation would have the power to indemnify them under the provisions of this Article IX or otherwise.

         5. Any right or privilege conferred by or pursuant to the provisions of this Article IX shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

         6.       As used in this Article IX:

                  (a) `Corporate Servant' means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

                  (b) `Corporation Law' means the General Corporation Law of the State of Delaware, as from time to time amended;

                  (c) `indemnify' means to hold harmless against expenses (including attorneys' fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

                  (d) `Proceeding' means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

                  (e) `request of the Corporation' includes any written authorization by an officer of the Corporation."

                  Section 145 of the General Corporation Law of the State of Delaware, in which Chevron is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.

                  The directors and officers of Chevron are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; Chevron is similarly insured with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and Chevron's by-law provisions.

Item 7.  Exemption From Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

  Exhibit No.         Description
  ----------          -----------

     4.1 Rights Agreement dated as of November 22, 1988 between Chevron Corporation and Manufacturers Hanover Trust Company of California, as Rights Agent, filed as
                      Exhibit 4 to Chevron Corporation's Current Report on Form 8-K dated November 22, 1988 and incorporated herein by reference.

     4.2 Amendment No. 1 dated as of December 7, 1989 to Rights Agreement dated as of November 22, 1988 between Chevron Corporation and Manufacturers Hanover Trust Company of California, as Rights Agent, filed as Exhibit 4.0 to Chevron Corporation's Current Report on Form 8-K, dated December 7, 1989, and incorporated herein by reference.

     5.1 Opinion regarding legality of the securities being offered

    23.1              Consent of Pillsbury Madison & Sutro LLP (included in
                      Exhibit 5.1)

    23.2              Consent of Price Waterhouse LLP

    23.3              Consent of KPMG Peat Marwick LLP

    24.1
     to
    24.15 Powers of Attorney for directors and certain officers of Chevron Corporation, authorizing the signing of the registration statement on Form S-8 on their behalf.


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                  (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on the 12th day of February 1998.

                                            CHEVRON CORPORATION




                                            By   KENNETH T. DERR*
                                              --------------------------------
                                                 Kenneth T. Derr
                                               Chairman of the Board


                                           *BY    /s/ LYDIA I. BEEBE
                                              --------------------------------
                                                     Lydia I. Beebe
                                                    Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 12th day of February 1998.

Principal Executive Officers (and Directors)

                KENNETH T. DERR*
---------------------------------------------
                Kenneth T. Derr
              Chairman of the Board

               JAMES N. SULLIVAN*
---------------------------------------------
               James N. Sullivan
           Vice-Chairman of the Board


Principal Financial Officer

               MARTIN R. KLITTEN*
---------------------------------------------
               Martin R. Klitten
   Vice-President and Chief Financial Officer


Principal Accounting Officer

                STEPHEN J. CROWE*
---------------------------------------------
                Stephen J. Crowe
                   Comptroller


Directors

               SAMUEL H. ARMACOST*
---------------------------------------------
               Samuel H. Armacost
                    Director

                    SAM GINN*
---------------------------------------------
                    Sam Ginn
                    Director

                 CARLA A. HILLS*
---------------------------------------------
                 Carla A. Hills
                    Director

              J. BENNETT JOHNSTON*
---------------------------------------------
              J. Bennett Johnston
                    Director

               RICHARD H. MATZKE*
---------------------------------------------
               Richard H. Matzke
           Vice-President and Director

               CHARLES M. PIGOTT*
---------------------------------------------
               Charles M. Pigott
                    Director

                CONDOLEEZZA RICE*
---------------------------------------------
                Condoleezza Rice
                    Director

                FRANK A. SHRONTZ*
---------------------------------------------
                Frank A. Shrontz
                    Director

                 CHANG-LIN TIEN*
---------------------------------------------
                 Chang-Lin Tien
                    Director

             GEORGE H. WEYERHAEUSER*
---------------------------------------------
             George H. Weyerhaeuser
                    Director

                 JOHN A. YOUNG*
---------------------------------------------
                 John A. Young
                    Director




*By          /s/ LYDIA I. BEEBE
   -----------------------------------------
               Lydia I. Beebe
              Attorney-in-Fact

                                INDEX TO EXHIBITS


                                                                 Sequentially
Exhibit Number                                                   Numbered Page
--------------                                                   -------------

    4.1          Rights Agreement dated as of November 22, 1988        -
                 between Chevron Corporation and Manufacturers
                 Hanover Trust Company of California, as Rights
                 Agent, filed as Exhibit 4 to Chevron Corporation's Current Report on Form 8-K dated November 22,
                 1988 and incorporated herein by reference.
                                                        -

    4.2          Amendment No. 1 dated as of December 7, 1989 to       -
                 Rights Agreement dated as of November 22, 1988 between Chevron Corporation and Manufacturers
                 Hanover Trust Company of California, as Rights
                 Agent, filed as Exhibit 4.0 to Chevron
                 Corporation's Current Report on Form 8-K, dated
                 December 7, 1989, and incorporated herein by reference.

    5.1          Opinion regarding legality of the securities         9
                 being offered

   23.1          Consent of Pillsbury Madison & Sutro LLP             -
                 (included in Exhibit 5.1)

   23.2          Consent of Price Waterhouse LLP                      10

   23.3          Consent of KPMG Peat Marwick LLP                     11

   24.1
    to
   24.15         Powers of Attorney for directors and certain         12
                 officers of Chevron Corporation, authorizing the signing of the registration statement on Form S-8 on their behalf.